Letter of Guarantee

                               Made at Thai Military Bank Public Company Limited

                                                     19 November 1998


We, Mr. Vichai Raksriakson and/or Mr. Viratana Suntaranond and/or Miss Aimon Boonkhundha with offices at 20, Sukhumvit 64 (Soi Phongwet Anusorn), Bang Chak, Sub-district, Phra Khanong District, Bangkok Metropolis, hereinafter called the "Guarantor", hereby made this Letter of Guarantee with Thai Military Bank Public Company Limited, hereinafter called the "Bank", as follows :

1. Whereas the Bank has allowed King Power Duty Free Co., Ltd., hereinafter called the "Debtor" to borrow money, draw overdraft, sell discounted promissory note, open Letter of Credit and make trust receipt, packing credit, or request the Bank to issue Letter of Guarantee or aval or certify promissory note or any item incurring debt existing at present and to be incurred in the future for an amount of Baht 306,000,000.00 (Three Hundred and Six Million Baht only), the Guarantor consents to guarantee and be liable as a joint debtor in paying the outstanding debt including interest and compensation as well as encumbered charges which are accessories of this debt in full, or though the Debtor is in default of the said payment due to whatever reasons or becomes bankrupted or dies or becomes incapacitated person or disappears or departs from the domicile or could not be found or in any case causing the Bank not to receive payment, the Guarantor consents to be liable as a joint debtor in paying the debt plus interest at a rate of 18.50% p.a.

2. In the case where the Bank has received a demand for payment under the Letter of Guarantee issued for the Debtor, it is in the Bank's discretion to make such payment without having to notify the Guarantor or obtain the Guarantor's consent, and the Guarantor consents to be liable as a joint debtor in paying the debt plus interest at the above stated rate, including all damages, fees and other expenses incurred therefrom with no condition whatsoever.

3. The Guarantor confirms that the above stated domicile is a domicile of the Guarantor. Any notice of the Bank having been forwarded to the address of the Guarantor as appeared in this Letter of Guarantee by registered mail or hand delivery shall be deemed as having been received legally by the Guarantor, whether the Guarantor has personally received or signed acceptance of such notice or not.

4. The Guarantor waives the right to demand the Bank to enter an action or demand payment from the Debtor's property or the Debtor first. This shall not deprive the Bank's right to demand or enter an action against the Debtor or the estate or the subrogee or the Debtor's duty to repay the debt first as the Bank deemed appropriate. In this case, if the Bank has not received payment in full, the Guarantor consents that such action of the Bank is done on behalf of the Guarantor. The Guarantor shall then agree to pay the remaining debt at once as well as compensate the Bank all fees and expenses paid by the Bank, regardless of the fact whether the Bank has notified the Guarantor or not, or whether a demand is filed or legal action taken against the Guarantor jointly with the Debtor or estate or debtor's transferee.

5. The guarantee shall remain effective and oblige the Guarantor as long as the Debtor still owes the Bank since the debt stated in Section 1 or 2 is not paid back to the Bank in full:

     A. even though it appears that the debt in Section 1 does not oblige the Guarantor since the Debtor did it mistakenly or without authority or incompetence, the Guarantor shall not yet be deprived for the liabilities, regardless of the fact that whether the Guarantor was aware of it at the time of Agreement signing or not.

     B. even though it appears that an act of the Bank causes the Guarantor unable to accept the transfer of entire or partial right, pledge or preferred rights obliged by the Debtor to the Bank before or at the time of agreement signing, the Guarantor shall not yet be deprived of the liabilities entirely or partially.

     C. at each time the Bank agrees to relax or defer Debtor's payment even without notice to the Guarantor, the Guarantor shall also agree with the deferment and the Guarantor's liability shall not be deprived due to the deferment.

6.   As  a  guarantee  to  execute  the  Agreement,   the  Guarantor  agrees  to
     place......................................................................

7. If the Debtor breaks one or all sections in the Agreement, and if it has to be taken to court, the Bank has the right to choose a civil court or a local court where the Debtor or Bank is situated or vicinity of a court in which the Agreement is signed, whichever the Bank deems appropriate.

     As evidence hereof, the Guarantor has signed his name in the presence of witnesses and hand over this Agreement to the Bank ot hold.



                  ......................signed...............Guarantor
                          (Miss. Aimon   Boonkhundha)        Authorized Director


                  ......................signed...............Witness, Spouse who
                          (Miss Janthima  Sangwichien)         gives a consent


                  ......................signed...............Witness
                          (Mrs. Sangravee  Sukhonkajorn)